Exhibit 99.1


FOR IMMEDIATE RELEASE               Contact: Andrew Brown     Robin Schoen

August 11, 2004                              212-440-1548     215-504-2122


    HealthRamp Provides An Update On Agreement With Pharmacy Benefit Manager

                 Successful Promotion Results In 620 Physicians
                  Obtaining CarePointTM Electronic Prescribing


         New York, NY - Ramp Corporation [AMEX: RCO] today announced that its HealthRamp, Inc. subsidiary enrolled 620 physicians under a revenue-generating service agreement it entered into with a major pharmacy benefit manager ("PBM") on August 15, 2003. Under the agreement, the PBM pays HealthRamp a fee for successfully offering HealthRamp's CarePoint technology suite to a targeted audience of physicians and their colleagues, for the one-year period ending August 14, 2004. Under a separate agreement, the PBM pays HealthRamp a transaction-based fee on each prescription written for one of the PBM's covered lives. Ramp Corporation, through its wholly owned HealthRamp subsidiary, markets the CareGiver and CarePoint technology suites.

         "Deployment of our CarePoint electronic prescribing technology has gathered momentum over the past few months as we begin to leverage the distribution relationships we have been establishing with practice management system vendors. These alliances provide a strong introduction into a physician's office, based on their existing customer relationship. Over the past two months, as these relationships have gained traction, we were able to enroll 450 physicians, representing 73% of the physicians we signed up under this one-year initiative," stated Andrew Brown, President and CEO of Ramp. "Our business development efforts, and maturing deployment capabilities, result in HealthRamp being well-positioned to be chosen for, and execute upon, similar electronic prescribing initiatives being offered to physicians in the future," concluded Brown.

         Ramp Corporation, through its wholly owned HealthRamp subsidiary, markets the CareGiver and CarePoint technology suites. CarePoint enables electronic prescribing, lab results, Internet-based communication, data integration, and transaction processing over a handheld device or browser at the point-of-care. CareGiver allows long term care facility staff to easily place orders for drugs, treatments, and supplies from a wireless handheld PDA or desktop Internet web browser. HealthRamp's products enable the communication of high value-added healthcare information among physician offices, pharmacies, hospitals, pharmacy benefit managers, health management organizations, pharmaceutical companies and health insurance companies.

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         Ramp's OnRamp division provides a state of the art telecommunications center that enables 24/7 communication between a medical practice and its patients. Additional information about Ramp, including its products and services, can be found at www.Ramp.com.

         Safe Harbor Statement: To the extent that any statements made in this press release contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, the ability of the Company to raise capital to finance the development of its Internet services and related software, the effectiveness, profitability and the marketability of those services, the ability of the Company to protect its proprietary information and to retain and expand its user base, the establishment of an efficient corporate operating structure as the Company grows and, other risks detailed from time-to-time in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.